Exhibit 10.24

(Thor.Dor. 15)

(Translation)

Talard Si Mum Muang-Rangsit Branch

GARUDA

LAND MORTGAGE AGREEMENT

As Security, totaling 2 title deeds

Description of Land

Land Title Deed No.     1645,7132     Land No.     21,20     Survey Page No.     275,2175     Tambol     Bangwaitai (Klong 1 Tok), Klong Nung (Klong 1 Tok)     Amphur     Klong Luang     Province     Pathumthani, Pathumthani (Thanya Buri)     This Agreement is made on     9     Month     April     B.E.     2547 (2004)     at Land Office of     Pathumthani Province, Klong Luang Branch

between	Fabrinet Co., Ltd. (Mr.Soon Kaewchansilp)	Age	-	Years	Mortgagor	Nationality	Thai

Child of - residing at Vibhavadeerangsit No. 294 Moo 8 Tambol Kukot Amphur Lamlukka Province Pathumthani

and	TMB Bank Plc. Represented by Mr. Viriya Viriyasathien	Age	-	Years	Mortgagee	Nationality	Thai

Child of             —             residing at Paholyothin Road No. 3000 Moo     -     Tambol Ladyao Amphur Jatujak Province Bangkok Metropolis

Both parties agree to enter into the agreement with the terms and conditions as follow:

Clause 1. The Mortgagor agrees to mortgage the above plot of land as a whole to the Mortgagee as security for debts of the Mortgagor and Fabrinet owed to TMB Bank Plc. in the amount of Baht 240,000,000.00 (Baht Two Hundred and Forty Million Only) with interest at the rate of 13.00 per cent per year / ~~per month~~, and agrees to remit such interest once a month on a monthly basis.

Clause 2. The Mortgagee agrees to accept the mortgage of this plot of land as agreed in Clause 1. in all respects.

Clause 3. ~~The Mortgagee has already received money.~~

Clause 4. The structures, other terms and conditions shall be in accordance with the Agreement Annexed to the Mortgage Agreement as Security which shall be deemed part of the Mortgage Agreement.

Both parties agree that the Mortgagee shall keep this land title deed during the term of this Agreement.

This Agreement is made in three originals with identical contents, one original is for the Land Office and the other two originals are retained by each the Mortgagor and the Mortgagee. (This copy is for the Mortgagor)

Both parties, having thoroughly examined and understood the contents of this Agreement, have hereunder affixed their respective signatures or fingerprints printed in the presence of witnesses and the Land Officer.

(Signature of the Mortgagor)                 - Signature-

(Signature of the Mortgagee)                 - Signagure- (represented under the Power of Attorney dated April 1,2004)

(Signature of Witness)                           - Signature-(Mr.Kwanchai Aranyavej)

(Signature of Witness)                           - Signature -(Mrs.Tipkamol Muenlao)

This Agreement is made in the presence of:

- Signature - (Illegible)	Land Officer
Official Seal

- Signature –	Writer

- Signature –	Examiner

310807

(Translation)

TMB Bank Public Company Limited

Agreement Attached to the Mortgage Agreement

Between Fabrinet Co., Ltd. (Mr. Soon Kaewchansilp), of Thai nationality, of No. 294 Moo 8, Vibhavadeerangsit Road, Tambol Kukot, Amphur Lamlukka, Pathumthani province,

Between                             , of                              nationality, of No.                             ,                              Road, alley/Soi                             , Tambol/Kwaeng                             , Amphur/Khet                             ,                              province,

Between                             , of                              nationality, of No.                             ,                              Road, alley/Soi                             , Tambol/Kwaeng                             , Amphur/Khet                             ,                              province,

Between                             , of                              nationality, of No.                             ,                              Road, alley/Soi                             , Tambol/Kwaeng                             , Amphur/Khet                             ,                              province, hereinafter referred to as the “Mortgagor”, of the one part;

And

TMB Bank Public Company Limited (by Mr. Viriya Viriyasathien) of No. 3000 Paholyothin Road, Kwaeng Ladyao, Khet Jatujak, Bangkok, hereinafter referred to as the “Mortgagee”, of the other part.

Both parties agree to enter into the Agreement attached to the Mortgage Agreement as follows:

1. The Mortgagor is the owner of land under the number indicated in the Land Mortgage Agreement of the Land Office and has agreed to mortgage the land and all buildings and constructions already existing or to be constructed in the future thereon, with the Mortgagee to secure the amount of money which the Mortgagor itself and/or

FABRINET

has already owed, presently owes, or will owe, to the Mortgagee in the amount of Baht 240,000,000.00 (two hundred and forty million only), involving the money which the Mortgagor, person, firm or company, juristic person partnership named above, has or will have drawn from the Mortgagee in excess of the balance in the account of the Mortgagor, firm, person, company or juristic person partnership named above, or involving any amount of money which the Mortgagor, person, firm, company or juristic person partnership named above has already owed, presently owes, or will owe, to the Mortgagee regardless of whether such debt is a monetary one or other debt that may be calculated in money, and regardless of whether it is a debt owed directly to the Mortgagee by the Mortgagor, person, firm, company or juristic person partnership named above, or debt for which the Mortgagor, person, firm, company or juristic person partnership named above is a guarantor or otherwise secures liabilities, for a debt of other person owed to the Mortgagee before, at the time of, or after, the

-execution hereof, including the debt guaranteed by the Mortgagee for the Mortgagor, such person, firm, company, juristic person partnership in favor of a third party, including accessories of debt, i.e. interest, compensation for non-performance, fees and expenses incurred in the enforcement of the mortgage. In particular, it is agreed that if the debtor secured by the mortgage provided by the Mortgagor hereunder is in default, the Mortgagor agrees to waive all rights provided in Sections 688, 689 and 690 of the Civil and Commercial Code, by allowing the Mortgagor to be deemed as a joint debtor with the Mortgagee’s debtor. In addition, if the Mortgagee grants to the debtor an extension of time for payment of debt, although the Mortgagor has not been informed of the same or has not given consent thereto, the Mortgagor shall agree to every such extension of time. The Mortgagor shall not raise such extension of time as a defense to release its liabilities hereunder either in whole or in part. In addition, even though the Mortgagee has done any act causing the Mortgagor to be unable to be subrogated, either in whole or in part, to the rights, mortgage, pledge and any other preferential right given by the debtor secured by the mortgage provided by the Mortgagor or any other person to the Mortgagee either before or at the time of execution of this Mortgage Agreement, the Mortgagor shall not raise such act of the Mortgagee as a ground to release the liabilities of the Mortgagor hereunder either in whole or in part.

Because the property mortgaged under the first paragraph is to secure the debt of the Mortgagor or of others existing previously, at present or in the future, the Mortgagor and the Mortgagee agree that where the debt of the Mortgagor or of others secured by the Mortgagor has been paid in full but the mortgage removal has not been registered, the Mortgagor and the Mortgagee agree that the Mortgage Agreement is still effective to secure the debt of the Mortgagor or of others secured by the Mortgagor and owed to the Mortgagee, created at present or to be created in the future.

2. The Mortgagor agrees that this mortgage shall also secure in full the debt of the Mortgagor, firm or person referred to above, owed to the Mortgagee in the following cases:

2.1 [A debt created] because the Mortgagor or the person referred to above has requested the Mortgagee to issue a letter of guarantee for the Mortgagor or the person referred to above or any person in favor of a government agency, state enterprise, person or third party juristic person and/or because the Mortgagor and/or the person referred to above has requested the Mortgagee to accept or aval a bill, and the payment by the Mortgagee due to the performance in accordance with the said request.

2.2 [A debt created] because the Mortgagor or the person referred to above has requested the Mortgagee to open a letter of credit, and the Mortgagee has committed itself to make payment to a third party due to performance in accordance with such request and the debt owed by the Mortgagor or firm or person referred to above, to the Mortgagee in the amount advanced by the Mortgagee and paid to a third party in accordance with the application for opening a letter of credit filed by the Mortgagor or firm or person referred to above, or the debt under a trust receipt whereby the Mortgagor has signed a bill of lading for clearance of goods before payment under an invoice, whether the invoice is made under a letter of credit or is an ordinary one.

3. The Mortgagor agrees to pay interest to the Mortgagee at the rate of 13.00% per annum on the total amount owed by the Mortgagor or the said firm to the Mortgagee. This interest shall be calculated on the daily balance shown in the account of the Mortgagee. The

Mortgagor shall also allow the Mortgagee to charge compound interest in the Mortgagor’s account.

4. The Mortgagor agrees that during the term of this Mortgage Agreement, if the Mortgagee considers that the value of the mortgaged property is lower than that at the time of this mortgage and requires the Mortgagor to place other property as additional mortgage to cover the amount owed to the Mortgagee, the Mortgagor shall additionally pledge or mortgage other property to the satisfaction of the Mortgagee as covering the amount owed by the Mortgagor or the person secured by the Mortgagor. If the Mortgagor fails or is unable to perform in accordance with this provision, the Mortgagee shall be entitled to require the Mortgagor to immediately pay debt and to enforce the mortgage.

5. If the mortgaged property is damaged or lost, causing it to lessen in value and to be insufficient to secure the debt owed by the Mortgagor, the Mortgagor shall, without delay, additionally mortgage other property considered by the Mortgagee as having sufficient value to cover the amount of debt. If the Mortgagor fails or is unable to perform in accordance with this provision, the Mortgagee shall be entitled to require the Mortgagor to immediately pay debt and to enforce the mortgage.

6. If after the enforcement of mortgage of the mortgaged property by auction sale and the net proceeds are less than the amount owed together with accessories described above, or after the Mortgagee forecloses the mortgaged property and the value of the mortgaged property is lower than the amount owed together with the said accessories, the Mortgagor agrees to pay the difference to the Mortgagee in full.

7. After the Mortgagee forecloses the mortgaged property and if there are outstanding taxes and duties on the mortgaged property before the date of transfer, the Mortgagor shall be liable to pay in full such taxes and duties to the Mortgagee together with other sums of money incurred by the Mortgagee as a result of payment by the Mortgagee of such taxes and duties.

8. The Mortgagor agrees to maintain and repair at its own expense the buildings, houses and constructions already existing on this plot of land or to be constructed in the future, in sound and good condition throughout the period of the mortgage placed with the Mortgagee.

9. The Mortgagee further agrees to insure the mortgaged property with a company approved by the Mortgagee within 7 days from the date of this Agreement, in an amount equal to the full mortgaged amount and shall maintain the insurance every year during the effectiveness of this Agreement, specifying in the insurance contract the Mortgagee as the beneficiary. The insurance premiums payable to the insurance company shall be solely borne by the Mortgagor. If the Mortgagor fails to take out such insurance and the Mortgagee has itself done so, the Mortgagor agrees to pay the insurance premium already paid by the Mortgagee, in full within 15 days from the date of notification from the Mortgagee. If the Mortgagor is in default of payment of the insurance premium to the Mortgagee, the Mortgagor allows the insurance premium to be added to the principal owed by the Mortgagor, person, company or juristic person partnership referred to above to the Mortgagee. The Mortgagor shall also deliver the insurance policy to the Mortgagee for keeping.

10. While the mortgaged property is still mortgaged hereunder, if the Mortgagor is to grant to others any right to the mortgaged property such as lease, habitation, construction, right of way, borrowing, etc, which prejudices, reduces, derogates and forfeits the right of the Mortgagor itself to the mortgaged property, the Mortgagor must obtain the prior written permission from the Mortgagee. However, if the Mortgagor has already granted any of such rights to others at the time of execution of this mortgage, the Mortgagor must immediately notify the Mortgagee in writing. If the Mortgagor is to renew a right previously granted, the Mortgagor must obtain the prior written permission from the Mortgagee. Any acts done by the Mortgagor in violation of this provision will not be binding on the Mortgagee, and the Mortgagee shall have the right to refuse any such act of the Mortgagor. The Mortgagee shall also have the right to immediately enforce mortgage due to the breach of this provision by the Mortgagor.

11. If there is at any time a contention against the ownership of the Mortgagor of the land and mortgaged or pledged property hereunder, the Mortgagee shall have the right to require the Mortgagor to pay debt and to enforce the mortgage immediately.

12. If the Mortgagor is in breach of, or fails to comply with, any or all of the terms provided above, the Mortgagee shall have the right to require the Mortgagor to pay debt and to enforce the mortgage immediately.

13. All fees and expenses incurred in the mortgage and its removal shall be borne by the Mortgagor.

14. The Mortgagor confirms that its domicile is as indicated above. Accordingly, any notices for the purposes of demand for payment of debt, enforcement of mortgage, or any other notice sent by the Mortgagee to the address indicated above, although not received by the Mortgagor, shall be deemed to be acknowledged by the Mortgagor when it is sent to the said address.

If the Mortgagor has moved its domicile, it shall be the duty of the Mortgagor to notify the Mortgagee in writing of the same. In such a case, any notice to the Mortgagor sent to the new domicile shall be subject to the provisions of the preceding paragraph mutatis mutandis. If the Mortgagor has not notified the Mortgagee of the move of its domicile, the notice sent by the Mortgagee to the Mortgagor under the preceding paragraph shall be deemed to have been validly sent to the Mortgagor pursuant to the preceding paragraph.

The Land Official has asked the parties who would hold the land title deed during the term of this Agreement. The parties agree that the Mortgagee shall hold the land title deed.

In Witness Whereof, the Land Official has read this Agreement to the parties, and the parties have examined this Agreement in the presence of the official and confirmed that it fully reflects their intention. They have therefore signed below.

- Seal -	Signed	-Signature-	Mortgagor
(Mr. Soon Kaewchansilp)

	Signed		Mortgagor
( )

Signed		Mortgagor
( )

Signed		Mortgagor
( )

Signed	-Signature-	Mortgagee
(Mr. Viriya Viriyasathien)

(Acting under the power of attorney dated April 1, 2004)

Signed		Witness
( )

Signed		Witness
( )

This Agreement is made before the Land Official in 4 copies with identical wording. Two copies are kept at the Land Office, one by the Mortgagor and another one by the Mortgagee.

Land Official
Official seal affixed

(TorDor. 16)

(Translation)

Talard Si Mum Muang – Rangsit Branch

GARUDA

Memorandum of Agreement

on Increase Mortgage Deed as Security No. 1

Under Mortgage Agreement dated April 9, 2004

Lands	Total 2 title deeds

Position     5137 III 7252 – 8 Tambon     Bangwaitai (Klong 1 Tok), Klong Nung (Klong 1 Tok) No.    21,20     Survey Page No.    275,2175     Amphoe     Klong Luang     Title deed Nos.     1645, 7132     Province     Pathumthani, Pathumthani(Thanyaburi)

Provincial Land Office     Pathumthani     Branch     Klong Luang

Date     7     Month     June     B.E.     2548 (2005)

We,     Frabrinet Co., Ltd. (by Mr. Soon Kaewchansilp, director)     Age     -     years, the Mortgagor, TMB Bank Plc. (    by Miss Sarinya Loyliew    ), the Mortgagee Race     Thai    , Nationality     Thai    , child of                                          residing at house    -    , Road     Paholyothin     No.    294    ,     3000    , Tambon     Kukot    ,     Ladyao     Amphoe     Lamlukka     ,     Jatujak     , Province     Pathumthani Bangkok Metropolis

hereby truly make a Memorandum of Agreement in the presence of the land official as follows:

We agree to increase and accept the increase in money from the mortgage as security No. 1 under the Mortgage Agreement dated     April 9, 2004     in the amount of Baht     345,000,000.00     (     Baht Three Hundred and Forty-Five Million Only     ), this time with the interest at the rate of     13 percent     per year. The lands were previously mortgaged at     Baht 240,000,000.00     (     Baht Two Hundred and Forty Million Only    ), making the total mortgaged amount of Baht     585,000,000.00    (Baht Five Hundred and Eighty-Five Million Only). Other structures, terms and conditions shall be in accordance with the original Agreement.

We, having thoroughly read and understood the contents of this Memorandum of Agreement, have hereunder affixed our respective signatures in the presence of the land official and witnesses.

Signed                    - Signature -                    Mortgagor

-Seal-	by Mr. Soon Kaewchansilp, director

Signed                    - Signature -                    Mortgagee

(Miss Sarinya Loyliew)

(represented under the Power of Attorney dated June 1, 2005)

Signed                    - Signature -(Illegible)                    Witness

Signed                    - Signature -(Illegible)                    Witness

This Memorandum of Agreement is made in the presence of                - Signature -

                                                                 Land official Seal

This original copy is for         the Mortgagor